                                                                   EXHIBIT 10.19

                                                               EXECUTION VERSION

                  RESEARCH AND DEVELOPMENT UMBRELLA AGREEMENT


     This RESEARCH AND DEVELOPMENT UMBRELLA AGREEMENT is dated as of August 19, 1997, between CORNING INCORPORATED, a New York corporation ("Corning"), and ASTROPOWER, INC., a Delaware corporation ("AstroPower").

                              W I T N E S S E T H:

     WHEREAS, AstroPower designs, manufactures and markets proprietary advanced polycrystalline silicon photovoltaic products; and

     WHEREAS, Corning creates leading-edge technologies and produces advanced materials for the scientific and environmental markets; and

     WHEREAS, the parties have entered into a Note Purchase and Option Agreement, dated as of August 19, 1997 (the "Note Purchase Agreement") ; and

     WHEREAS, pursuant to the Note Purchase Agreement, Corning has loaned or will loan to AstroPower $5,000,000 in consideration of AstroPower issuing to Corning a 7% Convertible Promissory Note of equivalent face value (the "7% Convertible Note").

     WHEREAS, the parties believe that it would be in the best interests of each other to jointly conduct and coordinate certain projects that may involve research, development and transfers of technology relating to the design, development and manufacture of polycrystalline silicon photovoltaic products (the "Projects"); and

     WHEREAS, the parties desire to enter into this Research and Development Umbrella Agreement to define certain terms and conditions relating to the joint conduct and coordination of such Projects (this Research and Development Umbrella Agreement, including any and all Project Annexes (as hereinafter defined) that may be attached hereto from time to time, is referred to herein as the "Agreement").

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions set forth herein, the parties agree as follows:

     1.   Projects. (a) From time to time AstroPower shall develop and present
          --------
to Corning various Projects. With respect to each such Project, AstroPower shall present a written proposal to Corning defining the technical and business goals of such Project, the tasks involved and the milestones identified for successful completion of such Project, the suggested involvement and contributions of each of AstroPower and Corning, and the period during which the Project shall be completed (each a "Project Period"). Corning shall review such Project proposal and decide whether it is in the best interests of Corning to participate. Within a reasonable time after AstroPower has presented to Corning such Project proposal, Corning shall notify AstroPower whether it elects to participate or not, the terms on which it shall participate and any suggestions that Corning may have towards the successful conduct and completion of such Project. Any such Project on which the parties elect to jointly participate shall be governed by the terms and conditions of this Agreement, but shall be more particularly defined in an Annex to be attached hereto, substantially in the form attached hereto as Exhibit A (each a "Project Annex"), that includes a definition and goals of such project, a definition of the involvement and contributions of each of the parties, a schedule of performance, milestones, payment details, and such other terms and conditions as the parties shall mutually agree. These Project Annexes shall be executed and dated by an authorized officer of each party and shall for all purposes hereof and thereof be an integral part of this Agreement.

     (b) Periodically, representatives of Corning and AstroPower will meet to identify new areas for cooperation and assistance that may lead to new Projects and to review progress on any existing Projects, including the monitoring of costs and expenses related to particular Projects.

     2.   Project Committees.   (a)  Each Project shall be governed by a
          ------------------
committee (each a "Project Committee") consisting of two managers, one designated by Corning and one designated by AstroPower. The initial Project Committee members shall be defined in the respective Project Annex. Each member of such Project Committee shall serve at the pleasure of the party which designated that Project Committee member and in the event of a vacancy, a replacement shall be named prior to the next scheduled Project Committee meeting by the party entitled to fill said position.

     (b) The functions, authority and tasks of each such Project Committee shall be: to provide overall technical, commercial and financial guidance and control over the respective Project; to designate a Project Leader (as defined in Section 3); to initiate, approve (or disapprove) of significant changes to the schedule of performance; to review, amend, disapprove or approve any significant changes proposed by the Project Leader which relate to tasks or activities assigned or being performed under the Project; to review and audit whether Project milestones and schedules are being met by each party as agreed; to redirect resources where required in order to meet Project milestones and schedules; to analyze how and to what extent technology can be implemented and utilized in products; to ensure that tests are conducted to use and test such products prior to the end of respective Project Period; and to decide whether any patent application(s) (domestic or foreign) should be filed on any invention(s) created during the course of a Project, the subject matter and jurisdiction of any patent such applications, and whether any such patent applications shall be filed, prosecuted and paid for jointly or by an individual party.

     (c) Each Project Committee shall meet as often as necessary to ensure the successful oversight and completion of the Project, but in any case not less frequently than quarterly during the term of the respective Project Period. Such meetings shall be at mutually agreed upon times and at equally convenient locations. The host party shall bear the expenses of providing the meeting facilities, but each party shall bear all other cost related to its attendance.

     (d) Except as otherwise agreed herein, all decisions of a Project Committee shall be by unanimous vote.

     3.   Project Leader; Employees.   (a)  Each Project Committee shall, by
          -------------------------
unanimous vote, designate a project leader who shall, unless otherwise agreed unanimously by such Project Committee, be an employee of Corning (the "Project Leader"), and who shall have the task and responsibility to manage and administer the Project during the Project Period. Any removal or replacement of the individual serving as Project Leader shall be subject to the prior approval of, and be in the discretion of, such Project Committee. The Project Leader shall be responsible for and shall report to the Project Committee regarding all significant matters arising in the course of, or affecting his coordination of, the activities to be conducted under, and implementation of the Project in accordance with, this Agreement and the respective Project Annex.

     (b) The Project Leader shall have sufficient authority to carry out his or her responsibility to administer his assigned Project and meet the schedule of performance to completion, including the authority to require that either or both parties make available or delegate certain personnel of each who have the expertise or experience necessary to perform the scheduled activities under the Project. Such Project Leader shall also have the authority to make changes in the Project schedules as may be beneficial and necessary from time to time (but only if any such change does not materially change the overall Project schedule of performance, milestones, scope, goals, or timing). Any changes made by the Project Leader which are of a magnitude so as to constitute a significant revision or change of the overall Project schedule of performance, milestones, scope, goals or timing shall require the Project Committee's prior written approval. The Project Leader shall report to the Project Committee as often as necessary to successfully accomplish the Project in accordance with the Project schedule of performance, but in any case not less frequently than quarterly.
The research and technical personnel of either party assigned to work on the Project by the party shall be subject to the direction of the Project Leader with respect to Project tasks assigned or assumed and being performed by such party.

     (c) Each party agrees that as deemed necessary by the Project Leader and for the success of the Project, each person assigned tasks or performing work under this Agreement and the respective Project Annex will, whenever reasonably possible, either work solely on the Project during the period he has been assigned to the Project or be allowed sufficient hours and facilities so as to accomplish his tasks with respect to the Project in a timely manner and in accordance with the schedules and milestones of the Project.

     (d) Each party agrees to require its employees to observe all confidentiality, security, and safety rules and regulations in effect at the other party's site as a condition of their admittance to and presence at the other party's site.

     (e) Nothing in this Agreement shall entail an obligation restricting or limiting in any way the assignment or reassignment of AstroPower employees within AstroPower, or Corning employees within the group of companies affiliated with Corning, including (by way of clarification) the Project Leader.

     4.   Confidential Information. (a) Corning and AstroPower recognize that in
          ------------------------
order to carry out the intent of this Agreement and any particular Project Annex, the exchange of certain commercial and technical information will be required and that such commercial and technical information may constitute proprietary information of the party furnishing the same. "Confidential Information" shall mean all information received by one party from the other party pursuant to this Agreement or a Project Annex relating to a Project, whether furnished in writing or orally or visually. Such information which is provided in written, encoded, graphic or other tangible form shall be deemed to be Confidential Information only if it is clearly so marked as being confidential or proprietary.

     (b) Until the expiration of five (5) years after the termination or expiration of this Agreement (including by reason of any early termination), all Confidential Information (i) shall be maintained in confidence by the receiving party, (ii) shall not, unless required by law or after prior written consent of the disclosing party, be disclosed to any third party, other than directors, employees, representatives, agents and affiliates of the receiving party, or consultants that are bound by confidentiality obligations consistent herewith, and having a reasonable need for access to such information in order to fulfill such party's obligations under this Agreement, and (iii) shall be protected with the same degree of care as the receiving party normally uses in the protection of its own confidential and proprietary information, but in any event with no less than reasonable care.

     (c) The restrictions herein provided shall not apply with respect to any Confidential Information which:

          (i) is already known by the receiving party at the time of receipt from the disclosing party as shown by such party's documents dated prior to such date of receipt;

          (ii) is or becomes a part of the public domain without breach of this Agreement by the receiving party;

          (iii) is obtained by the receiving party from a third party under conditions permitting its disclosure to others;

          (iv) is independently developed by the receiving party without reference to any Confidential Information; or

          (v) is disclosed pursuant to valid order or demand of a court or other governmental body, provided that the receiving party shall have first given notice to the disclosing party and been allowed to make an effort to obtain a protective order or agreement requiring that the Confidential Information be used only for the governmental purposes for which the order or demand was issued.

     (d) Following the period of confidentiality under this Section 4, no obligation is assumed by, or is to be implied against, either receiving party with respect to disclosure of any Confidential Information received hereunder.

     (e) The receiving party shall limit disclosure of Confidential Information only to those employees of the receiving party who have a need to know such Confidential Information.

     (f) Prior to receiving Confidential Information, all employees of the receiving party having access to Confidential Information shall sign (if they have not already signed agreements (including labor or employment contracts)) individual confidential information non-disclosure agreements with their respective employer, agreeing to maintain in confidence any and all confidential information received as a result of their employment. Each party agrees to enforce such confidential information non-disclosure agreements with respect to the Confidential Information received from the other party.

     5.   Intellectual Property Rights in Background Technology.  Subject to
          -----------------------------------------------------
obligations to third parties existing as of the date of each Project Annex, each party hereby grants to the other party a nonexclusive, royalty-free, revocable license to use any and all know-how, processes, computer programs, technical data, prototypes, inventions, discoveries, techniques, improvements, modifications, technical information and all patents, patent applications, copyrights, trade secrets and proprietary rights related thereto that exist prior to the date of any Project Annex, but only to the extent necessary for such other party to perform its obligations (including performance through additional related parties as a particular Project Committee may determine) under this Agreement. The licenses granted under this paragraph shall automatically terminate at the end of the respective Project Period for which such license is necessary or, in any case, no later than the expiration or termination of this Agreement.

     6.   Project Technology. (a) "Project Technology" shall mean any and all
          ------------------
know-how, processes, computer programs, technical data, prototypes, inventions, discoveries, techniques, improvements, modifications, technical information and all patents, patent applications, copyrights, trade secrets and proprietary rights related thereto which, in whole or in part, are conceived by either or both of the parties in connection with a Project.

     (b) Project Technology that is conceived by either party during the term of this Agreement in the course of work on a Project shall be owned exclusively and controlled by the party that conceived such Project Technology. Project Technology that is jointly conceived by the parties during the term of this Agreement in the course of work on a Project shall be jointly owned by the parties and each party shall have the right to: (i) unilaterally practice such Project Technology in or outside the field of photovoltaic energy Cells, Modules and Arrays (the "Field) without consideration to, or approval from, the other party; and (ii) license such party's rights in such Project Technology (A) without consideration to, or consent from, the other party if such licensee is not a competitor (and may not reasonably be considered a potential competitor) of such other party or (B) with the prior written consent of the other party if such licensee is a competitor (or may reasonably be considered a potential competitor) of such other party.

     (c) AstroPower may not at any time (except as specifically provided herein) grant, assign, or transfer any right, title, or interest in or under Project Technology owned exclusively by Corning, including any licenses in whole or in part, directly or indirectly, to any third party without the prior written consent and approval of Corning.

     (d) Corning may not at any time (except as specifically provided herein) grant, assign, or transfer any right, title, or interest in or under Project Technology owned exclusively by AstroPower, including any licenses in whole or in part, directly or indirectly, to any third party without the prior written consent and approval of AstroPower.

     (e) Corning hereby grants to AstroPower a non-exclusive and royalty free worldwide license in respect of Project Technology owned by Corning or jointly owned by Corning and AstroPower to make, have made, use, offer to sell or sell products within the Field. AstroPower hereby grants to Corning a non-exclusive and royalty free worldwide license in respect of Project Technology owned by AstroPower or jointly owned by AstroPower and Corning to make, have made, use, offer to sell or sell products within the Field. Under each such license:

          (i) the licensee shall have the right to modify or enhance the licensed Project Technology, but the licensor shall receive a royalty free non-exclusive license to use such modifications or enhancements conceived during the term of this Agreement;

          (ii) the licensee shall have no right to sublicense the licensed Project Technology; and

          (iii) any and all licensed Project Technology shall be treated as Confidential Information in accordance with the terms hereof, except as disclosed by patents thereon.

The parties shall enter into a license agreement regarding the licensed Project Technology including the terms set forth herein and any other appropriate terms and conditions mutually agreed upon by the parties. As appropriate, the licensor shall provide to the licensee technical assistance, on terms and conditions to be agreed to between the parties, to implement the use of the licensed Project Technology. For purposes of this Agreement, "Cell" shall mean a photovoltaic device capable of converting light and other forms of radiation into electricity; "Module" shall mean a photovoltaic device for generating electricity that is packaged for electrical interface with other electrical equipment; and "Array" shall mean a collection of modules that are mechanically interconnected and packaged for electrical interface with other electrical equipment.

     (f) In the event that certain licensed Project Technology (other than patents and patent applications) shall become part of the public domain without breach of this Agreement by the licensee thereof, the licenses referred to in paragraph (e) of this Section 6 in respect of such

Project Technology shall terminate and each party shall be free to use and apply such Project Technology without restriction.

     (g) In the event that a Project Committee decides to file a joint patent application in respect of Project Technology, Corning shall have the right of first refusal to file and prosecute such patent application for and on behalf of both parties. In the event that a Project Committee decides not to file a joint patent application in respect of Project Technology, or if the members of such Project Committee cannot agree within a reasonable time to file such patent application, the inventing party may initiate and prosecute application(s) for patent(s) arising in connection with a Project, in any jurisdiction, and shall have sole ownership and control in respect of any such applications and patents; provided, however, that if any inventing party shall fail or refuse to initiate
--------  -------
or prosecute within a reasonable time or shall discontinue prosecution of the same in any jurisdiction, the other party may elect to initiate or prosecute the same. Both parties shall share all expenses incurred in applying for, prosecuting, and securing joint patents (provided the relevant Project Committee has approved such expenditures) and both parties shall be named as and shall be joint and equal owners thereof. Both parties shall share equally all maintenance and any other fees and costs relating to the maintenance of such jointly owned patents.

     (h) In the event of any third party infringement of any patents, copyrights, trade secrets, or registration rights hereunder which are jointly owned by the parties, both parties (or either party in the event that the other party elects not to participate) may elect in its or their discretion to initiate and conduct appropriate action or legal proceedings; provided, however,
                                                              --------  -------
that (i) in the event that both parties hereto participate in such action or proceedings, any and all sums recovered as a result of such action or proceedings shall first be used to reimburse such party or parties costs and expenses incurred to recover the same, and any sums remaining or obligations owed thereafter shall be shared equally between the parties and (ii) in the event that only one party hereto elects to participate in such action or proceedings, such party shall bear all costs and expenses associated therewith and shall retain all sums recovered and shall be solely responsible for all obligations owed as result of such action or proceedings.

     7.   Results of Projects. (a) Each Project Leader shall cause to be
          -------------------
delivered to each member of the relevant Project Committee prior to each quarterly meeting a technical and commercial report containing the following:

     (i) a complete detailed description of all activities of the Project undertaken by each party (and by any third party) during that quarter and results, including a description of any material technology developments and any areas in respect of which patent filings should be considered;

     (ii) a report of any material commercial transactions undertaken in connection with the Project; such report shall include a report on amounts paid out or approved for payment by the Project Leader for services performed during such quarter pursuant to the schedule of performance or otherwise; amounts due and payable by the parties as adjustments or otherwise and unpaid; any monies received and the sources and reasons for such.

     (b) Each party shall be required to keep accurate technical records with respect to all activities undertaken pursuant to this Agreement (including with respect to third party contracts). Such records shall be maintained at the site where the work was done of the respective party. Each party shall have access to the records of the other party during normal business hours, from time to time, upon written request of the other party, but in no event less than quarterly each year.

     (c) Not later than three (3) months after the end of each Project Period (or from time to time during each Project Period, if feasible, and subject to any analyses and assessments by the relevant Project Committee), the parties shall finalize their analyses and assessments and analyze which Project Technology can be exploited and utilized to manufacture products, and the possible markets for such products. During or at the end of each Project Period the parties shall use their best efforts to produce or market all of the proprietary information embodied in the corresponding Project results.

     8.   Payments.  (a)  Corning shall receive payment for participation in any
          --------
Project on a monthly basis, in the amounts and on the dates specified in the corresponding Project Annex. Corning compensation shall be in the form of options ("Options") to purchase AstroPower common stock ("Common Stock").

     (b) All Options shall be issued on the relevant payment dates as set forth in the respective Project Annexes. All Options issued shall have a term of three
(3) years from the issue date, be valued in terms of Options per man-year of Corning contribution and bear an exercise price as follows:

              Issue Date                                   Options per
     ---------------------------------                     -----------
     Subsequent to      On or prior to       Exercise Price  man-year
     -------------      --------------       --------------  --------
     August 19, 1997    August 18, 1998          $ 6.00       66,667
     August 19, 1998    August 18, 1999          $ 8.00       40,000
     August 19, 1999    August 18, 2000          $10.00       28,571

     (c) On the relevant payment dates as defined in each Project Annex, AstroPower shall deliver to Corning an agreement or certificate(s) representing that number of options set forth in such Project Annex or, if no specific number is set forth, that number of options calculated by multiplying man-years of Corning contribution by the Options per man-year deemed to apply according to the provisions of Section 8(b). Each such agreement or certificate shall confirm or extend the applicability to such Options of the representations, warranties and covenants of the parties made in respect of the options granted under the Note Purchase Agreement.

     (d) Performance hereunder, including the issuance to Corning of options or the exercise of such options into Common Stock, shall in no way modify, supersede or prejudice the rights and obligations of the parties under the Note Purchase Agreement, or the 7% Convertible Note or any agreements related thereto.

     9.   Registration Rights. In respect of any shares of Common Stock issued
          -------------------
upon conversion of any options issued hereunder, Corning shall have the registration rights provided under the provisions of Part 6 of the Note Purchase Agreement, which provisions are hereby incorporated by reference herein, provided, however, that (a) in such provisions where there is reference to a "Note" or the "purchase of" a Note or a similar reference to a Note, such provision and the construction thereof shall, for purposes of this Agreement, be interpreted as applying to the Options granted hereunder and (b) Corning shall exercise such rights only in combination with the exercise thereunder in respect of the Notes issued thereunder or, in the alternative, no more frequently than once during any twelve (12) month period.

     10.  Costs.  Except as otherwise expressly provided herein or in a Project
          -----
Annex, each of Corning and AstroPower shall perform its respective obligations under this Agreement at its own costs without charge to the other.

     11.  Conflict of Law. This Agreement shall be subject to and governed by
          ---------------
the substantive laws of the State of New York without regard to any conflict of laws principles that would lead to a different result.

     12.  Publicity.  No public releases or advertisements by either Corning or
          ---------
AstroPower relating to the subject of this Agreement shall be made without the agreement of both parties except to the extent that either party is advised by its counsel that disclosure of such subject is required by law.

     13.  Notices. All notices required to be given hereunder shall be in
          -------
writing and shall be given by first class mail, postage prepaid, addressed to the parties as follows:

          To Corning:       Corning Incorporated
                            One Riverfront Plaza
                            Corning, NY  14831

                            Attn:

          cc:               Corning Incorporated
                            One Riverfront Plaza
                            Corning, NY  14831

                            Attn.:  General Counsel

          To AstroPower:    AstroPower, Inc.
                            Solar Park
                            Newark, DE  19716-2000

                               ATTN.:  PRESIDENT


Either party shall have the right to change the address to which notices are to be sent by the giving of not less than ten (10) days written notice to the other party.

     14.  Relationship.  The relationship of the parties hereto shall be that of
          ------------
independent contractors and nothing herein contained shall be deemed to create any relationship of agency, partnership or joint venturers.

     15.  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties regarding the Projects and supersedes any and all other prior agreements and understandings whether written, verbal or implied, relating to the subject matter hereof. No changes, alterations, or modifications to this Agreement shall be effective unless in writing and signed by the parties hereto.

     16.  Term and Termination.  The term of this Agreement shall commence as of
          --------------------
the date hereof and extend through the date that is the earlier of (i) three years from the date hereof or (ii) the date on which all amounts payable (hereunder or otherwise) from AstroPower to Corning shall have been paid in full and Corning no longer holds any shares of the common stock of AstroPower or instruments convertible into such common stock. Notwithstanding the foregoing sentence, this Agreement may be terminated by either party at any time and may be extended upon the mutual written consent of the parties. Upon any termination of this Agreement, the provisions of Sections 4, 8, 9, 11, 12, 13, 14, 15, 18 and 19 shall survive as provided therein, or if no date is provided therein then indefinitely.

     17.  Other Development Activities.  Either party hereto, subject to its
          ----------------------------
obligations hereunder in connection with the other party's confidential information, may pursue development activity, with others or independently, provided such activity does not otherwise violate or materially interfere with a party's obligations hereunder.

     18.  Disclaimer.  It is understood and agreed that (i) each party makes no
          ----------
representation or warranty of any kind (whether express or implied, written or oral, or otherwise) as to the participation or continued participation by such party in any Project or the results or success of any Project undertaken hereunder, and (ii) each party shall not be responsible or liable in any way for any failure to meet any levels of expectation or accomplishment with respect to goals that the parties jointly or severally may consider desirable.

     19.  Indemnification.  Corning shall not be liable for any third party
          ---------------
claims or charges related to or arising out of:

          (a) the infringement or alleged infringement of proprietary rights, including but not limited to any infringement or alleged infringement of patents, patent applications, copyrights, mask work rights, or trade secret or know-how rights, related to the performance of work in connection with a Project or Projects or the design, development, manufacture, production, distribution, sale, use, misuse, handling, storage or disposal of products or services arising from or related to a Project or Projects; or

          (b) the performance of work in connection with a Project or Projects or the design, development, manufacture, production, distribution, sale, use, misuse, handling, storage or disposal of products or services arising out of or related to a Project or Projects, including in any case, but not limited to, any direct, indirect, special or consequential damages such as the loss of capital, use, production, profits, or claims of AstroPower customers.

AstroPower agrees to defend, indemnify and hold harmless Corning and Corning's affiliates, directors, employees and agents (the "Indemnified Parties") against all claims, suits, costs, damages, judgments and/or penalties incurred, claimed or sustained by third parties, whether for infringement, personal injury, property damage or otherwise, arising out of or related to the performance of work in connection with a Project or Projects or the design, development, manufacture, production, distribution, sale, use, misuse, handling, storage or disposal of products or services arising from or related to a Project or Projects, except to the extent that such claims, suits, costs, damages, judgments and/or penalties are third-party claims relating to the practice by Corning of Project Technology owned by Corning.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                             CORNING INCORPORATED


                                             By __________________________



                                             ASTROPOWER, INC.


                                             By __________________________

                                                                         Annex A

                                    Form of
                                 PROJECT ANNEX

     1.   The Project. The definition and goals of the Project; the involvement
          -----------
and contributions of the parties; and the schedule of performance, the milestones and the Project Period in respect of the Project each shall be as described in sections ___ through ___ of the Project Proposal attached hereto as
Exhibit 1, which such sections ____ through ___ of such Project Proposal are hereby incorporated by reference herein.

     2. The Project Committee. The initial Project Committee members shall be ___________________, who is hereby so designated by Corning, and
_____________________, who is hereby so designated by AstroPower.

     3.   Payments.  Payments to Corning shall be as follow:
          --------

          Date                     Payment Amount
          ----                     --------------



Accepted and agreed this ___ day of __________, ____.

CORNING INCORPORATED                     ASTROPOWER, INC.


By_______________________________        By________________________________
Name:______________________________      Name:_____________________________
Title:_____________________________      Title:____________________________
Date:______________________________      Date:_____________________________